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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of AmeriQuest Technologies, Inc. on Form S-4 of our report on Robec, Inc.'s Financial Statements, which includes explanatory paragraphs related to Robec's ability to continue as a going concern and Robec's changing its method of accounting for income taxes, dated April 13, 1994 on our audits of the financial statements and the financial statement schedules of Robec, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND, L.L.P.

Philadelphia, Pennsylvania
January 17, 1995

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